  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1995.


                                                       REGISTRATION NO. 33-61331
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             GREYHOUND LINES, INC.
              (Exact Name of Company as Specified in Its Charter)

                   DELAWARE                                     86-0572343
         (State or Other Jurisdiction                        (I.R.S. Employer
      of Incorporation or Organization)                   Identification Number)

      15110 N. DALLAS PARKWAY, SUITE 600            MARK E. SOUTHERST, GENERAL COUNSEL
             DALLAS, TEXAS 75248                  15110 NORTH DALLAS PARKWAY, SUITE 600
                (214) 789-7000                             DALLAS, TEXAS 75248
      (Address, Including Zip Code, and                       (214) 789-7000
              Telephone Number,                  (Name, Address, Including Zip Code, and
 Including Area Code, of Company's Principal                Telephone Number,
              Executive Offices)                Including Area Code, of Agent for Service)

                                   Copies to:

           LAWRENCE D. STUART, JR.                            HENRY D. KAHN
            WEIL, GOTSHAL & MANGES                        PIPER & MARBURY L.L.P.
        100 CRESCENT COURT, SUITE 1300                        53 WALL STREET
            DALLAS, TEXAS 75201                         NEW YORK, NEW YORK 10005

                             ---------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 2 to Registration Statement on Form S-3 of Greyhound Lines, Inc. (No. 33-61331) has been prepared solely for the purposes of filing certain exhibits to the Registration Statement and completing Item 14 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 consists of the Registration Statement cover page, Part II to the Registration Statement and exhibits to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable in connection with the offering of the securities to be registered and offered hereby. All of such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.


Securities and Exchange Commission Registration Fee...............................  $ 15,310
NASD Fee..........................................................................     4,940
American Stock Exchange Additional Listing Fee....................................    17,500
Blue Sky Fees and Expenses........................................................     5,000
Printing and Engraving Expenses...................................................    50,000
Legal Fees and Expenses...........................................................    80,000
Accounting Fees and Expenses......................................................    70,000
Miscellaneous.....................................................................     7,250
                                                                                    --------
          TOTAL...................................................................  $250,000
                                                                                    ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. Article Sixth of the Restated Certificate of Incorporation of the Company provides for mandatory indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Restated Certificate of Incorporation filed as exhibit 4.1 hereto.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement.


           1.1       -- Form of Selling Agency Agreement.(6)
           4.1       -- Restated Certificate of Incorporation of Greyhound Lines, Inc.(1)
           4.2       -- Restated Bylaws of Greyhound Lines, Inc.(1)
           4.3       -- Article Fourth of the Restated Certificate of Incorporation of the
                        Company relating to its capital stock.(2)
           4.4       -- Certificate of Amendment to the Restated Certificate of Incorporation
                        of the Company amending Article Four thereof.(3)
           4.5       -- Certificate of Amendment to the Restated Certificate of Incorporation
                        of the Company amending Article Eight thereof.(4)
           4.6       -- Certificate of Designation of Series A Junior Preferred Stock of the
                        Company.(4)
           5.1       -- Opinion of Weil, Gotshal & Manges.(5)
          23.1       -- Consent of Weil, Gotshal & Manges. (included in Exhibit 5.1)
          23.2       -- Consent of Arthur Andersen LLP.(5)
          24.1       -- Power of Attorney.(6)


---------------

(1) Incorporated by reference from the Registration Statement on Form S-1 (File Nos. 33-45060-01 and 33-45060-02) regarding the Company's 8 1/2%
     Convertible Subordinated Debentures due 2007.

(2) Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 33-61044).

(3) Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 33-63506) regarding the Company's 1991 and 1993 Management Stock Option Plans.

(4) Incorporated by reference from the Company's Quarterly Report in Form 10-Q for the quarter ended June 30, 1994.


(5)  Filed herewith.



(6)  Previously filed.


ITEM 17. UNDERTAKINGS.

     (a) See Item 15.

     (b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (c) For the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of September, 1995.


                                            GREYHOUND LINES, INC.

                                            By:     /s/  STEVEN L. KORBY
                                                       Steven L. Korby
                                                   Executive Vice President,
                                                       Chief Financial
                                                    Officer and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------
                          *                    Chairman of the Board and      September 21, 1995
                 Thomas G. Plaskett            Director

                          *                    Director, President and        September 21, 1995
                 Craig R. Lentzsch             Chief Executive Officer
                                               (Principal Executive
                                               Officer)

             /s/  STEVEN L. KORBY              Executive Vice President,      September 21, 1995
                  Steven L. Korby              Chief Financial Officer and
                                               Treasurer (Principal
                                               Financial and Accounting
                                               Officer)


                          *                    Director                       September 21, 1995
                 Richard J. Caley

                          *                    Director                       September 21, 1995
               Alfred E. Osborne, Jr.

                          *                    Director                       September 21, 1995
                 Herbert Abramson

                          *                    Director                       September 21, 1995
                 Frank L. Nageotte

                          *                    Director                       September 21, 1995
                   Stephen M. Peck

                          *                    Director                       September 21, 1995
                Ernest P. Werlin
*By: /s/  STEVEN L. KORBY                                                     September 21, 1995
          Steven L. Korby
          Attorney-in-Fact